As filed with the Securities and Exchange Commission on October 15, 2021

Registration No. 333-254021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILENCE THERAPEUTICS PLC

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

England and Wales	2834	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

72 Hammersmith Road

London W14 8TH

United Kingdom

Tel: +44 20 3457 6900

(Address and telephone number of Registrant’s principal executive offices)

Silence Therapeutics Inc.

221 River Street, 9th Floor

Hoboken, New Jersey 07030

Tel: 908-938-4221

(Name, address, and telephone number of agent for service)

Copies to:

Joshua A. Kaufman Divakar Gupta Nicolas H.R. Dumont Cooley LLP 55 Hudson Yards New York, New York 10001 +1 212 479-6000	Claire A. Keast-Butler Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ United Kingdom +44 20 7785 9355

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form F-1 (File No. 333-254021) filed by Silence Therapeutics Inc., a public limited company incorporated under the laws of England and Wales (the “Company”), which was originally declared effective by the Securities and Exchange Commission (the “SEC”) on March 12, 2021, and Post-Effective Amendment No. 1 thereto, which was declared effective on April 8, 2021 (such registration statement, as so amended, the “Registration Statement”). The Registration Statement registered the resale of by selling shareholders named therein of up to 6,066,654 of our ordinary shares, nominal value £0.05 per share, represented by 2,022,218 American Depositary Shares, or ADSs.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, this Post-Effective Amendment No. 2 is being filed to remove from registration all securities registered but not sold under the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on October 15, 2021.

SILENCE THERAPEUTICS PLC
By:	/s/ Mark Rothera
Mark Rothera
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Rothera Mark Rothera	President and Chief Executive Officer (Principal Executive Officer)	October 15, 2021

/s/ Craig Tooman Craig Tooman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 15, 2021

* Iain Ross	Non-Executive Chairman	October 15, 2021

* Giles Campion, M D.	Head of R&D, Chief Medical Officer and Executive Director	October 15, 2021

* James Ede-Golightly	Director	October 15, 2021

* Alistair Gray	Director	October 15, 2021

* Dave Lemus	Director	October 15, 2021

* Steven Romano, M.D.	Director	October 15, 2021

* Michael Davidson, M.D.	Director	October 15, 2021

* By:	/s/ Mark Rothera
Mark Rothera Attorney-in-Fact